Exhibit 99.1

5E ADVANCED MATERIALS PROVIDES SHAREHOLDER UPDATE CALL HIGHLIGHTING BY-PRODUCT DECISION AND FIRST COMMERCIAL DELIVERY OF BORIC ACID

Company unveils strategic decision to progress forward with calcium chloride as optimal by-product to reduce CAPEX, reports positive operational progress on its small-scale facility production and plant operations, commercial developments, and capital funding

HESPERIA, CA., November 21, 2024 (GLOBE NEWSWIRE) - 5E Advanced Materials, Inc. (Nasdaq: FEAM) (ASX: 5EA) (“5E” or the “Company”), a boron and lithium company with U.S. government Critical Infrastructure designation for its 5E Boron Americas (Fort Cady) Complex, today provides a shareholder update and review of the first quarter ended September 30, 2024.

HIGHLIGHTS

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5E has assessed and scoped its commercial phase design package to include calcium chloride production, which we anticipate will reduce Phase 1 commercial CAPEX by approximately 15% and improve project rates of return;
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5E’s commercial progress is advancing with momentum as the Company has delivered its first full truckload shipment of boric acid super sacks to a U.S. customer;
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The Company’s expanded cost optimization initiative has further streamlined operations, and is estimated to yield approximately $2.2 million in operating expense improvement for calendar year 2025;
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The Company’s small-scale boron facility has achieved its optimized steady-state production rate of 1 short ton per day of boric acid, a level which is designed to meet volumetric needs for expanded customer qualification, testing needs for our commercial strategy, and minimize liquidity impact;
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Operational process improvements have yielded improved product quality and consistency, with production now consistently exceeding desired customer specifications; and
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The Company’s capital funding strategy has been advanced with the receipt of a letter-of-intent from the Export-Import Bank of the United States (“EXIM”) for the potential creation of a facility to backstop up to $285 million in project debt financing, subject to EXIM’s final approval.

“Over the last three months, 5E has made significant progress across the most critical elements of our strategy and go-forward plan as we advance our 5E Boron Americas project (the “Project”) towards commercial scale production,” said Paul Weibel, Chief Executive Officer of 5E Advanced Materials. “We’ve made the critical strategic decision to pursue calcium chloride as our byproduct and have now begun incorporating this decision into our commercial basis of design. We believe that the pursuit of calcium chloride for our by-production alongside boric acid has the potential to ultimately yield a significant decrease in our CAPEX needed for our commercial scale development, to meaningfully improve the Project’s rate of return, and to further embed long-term shareholder value creation to the Project.”

Weibel continued “Our commercial strategy is advancing with momentum, and we recently met a key milestone in our timeline through the delivery of our first truckload of boric acid super sacks to a U.S. customer. We recently added two seasoned borates sales and marketing professionals which have already helped 5E make important advancements in translating customer engagement to initial off-take discussions, and we’re currently in process of negotiating contracts for 25-to-50% of our initial boric acid production in commercial Phase 1, with a line of sight towards securing tonnage of boric acid in the coming months that will go towards Phase 2. Additionally, we’ve expanded the geographic reach of commercial program to the APAC region, with coverage over more than 80% of the global borates demand as we look to high-grade the margin profile of our commercial scale production through targeted industry segmentation.”

Weibel concluded, “We’ve aligned and optimized our plant-level production rates and overall operations and production processes, which has resulted in operating cost reductions and an improvement in the quality and consistency of our boric acid production. 5E is working to accelerate across its operational and commercial strategy playbook, and we remain on path to complete an optimal design with pre-feed engineering work and progress our Project and development towards production of boric acid at commercial scale. Our commercial strategy execution has gained encouraging momentum as we’ve advanced customer offtake discussions and recently delivered our first shipment of boric acid to a customer. We will remain diligent with a keen focus on operational and commercial execution to help support our long-term funding strategy. We have a clear roadmap ahead of us in the next twelve months, and we look forward to delivering on our Project’s value enhancing catalysts as we complete pre-feed engineering and prepare the Project for commercial scale development and production in the coming year.”

Conference Call Information

Interested parties can access the live webcast of the conference call at 5:00 p.m. EST today on the Company’s website at https://investors.5eadvancedmaterials.com/events-presentations, or for participants that prefer to dial in by phone, dial in using toll-free number +1 (877) 545-0320 with Participant Access Code 702160. International call participants are instructed to use toll-free number +1 (973) 528-0002. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 1 year following the call at https://investors.5eadvancedmaterials.com/ in the Investor Relations – Events and Presentations section of the website.

About 5E Advanced Materials, Inc.

5E Advanced Materials, Inc. (Nasdaq: FEAM) (ASX: 5EA) is focused on becoming a vertically integrated global leader and supplier of specialty boron and advanced boron derivative materials, complemented by lithium co-product production. The Company’s mission is to become a supplier of these critical materials to industries addressing global decarbonization, food and domestic security. Boron and lithium products will target applications in the fields of electric transportation, clean energy infrastructure, such as solar and wind power, fertilizers, and domestic security. The business strategy and objectives are to develop capabilities ranging from upstream extraction and product sales of boric acid, lithium carbonate and potentially other co-products, to downstream boron advanced material processing and development. The business is based on the company’s large domestic boron and lithium resource, which is located in Southern California and designated as Critical Infrastructure by the Department of Homeland Security’s Cybersecurity and Infrastructure Security Agency.

Forward Looking Statements and Disclosure

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact included in this press release regarding the Company’s business strategy, plans, goals, and objectives; our expectation of future results; future operational initiatives, costs and cost savings; production capacity; capital expenditures, the anticipated benefits of pursuing calcium chloride for by-production; anticipated capital funding, market dynamics; and other items, are forward-looking statements. When used in this press release, the words “believe,” “project,” “expect,” “forecast,” “anticipate,” “estimate,” “intend,” “seek,” “budget,” “target,” “aim,” “strategy,” “plan,” “guidance,” “outlook,” “intent,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on the Company’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the extraction of the critical materials we intend to produce and advanced materials production and development. These risks include, but are not limited to: our limited operating history in the borates and lithium industries and no revenue from our proposed extraction operations at our properties; our need for substantial additional financing to continue as a going concern and to execute our business plan and our ability to access capital and the financial markets; our status as an exploration stage company dependent on a single project with no known Regulation S-K 1300 mineral reserves and the inherent uncertainty in estimates of mineral resources; our lack of history in mineral production and the significant risks associated with achieving our business strategies, including our downstream processing ambitions; our incurrence of significant net operating losses to date and plans to incur continued losses for the foreseeable future; risks and uncertainties relating to the development of the Fort Cady Project, including our ability to timely and successfully complete our proposed Commercial Scale Boron Facility; our ability to obtain, maintain and renew required governmental permits for our development activities, including satisfying all mandated conditions to any such permits; the implementation of and expected benefits from certain reduced spending measures; the delisting of our securities from Nasdaq, which could limit investors’ ability to transact in our securities, subject us to additional trading restrictions and substantially increase the number of shares issuable upon conversion of our outstanding convertible notes; and other risks and uncertainties set forth in our Annual Report on Form 10-K (“Form 10-K”) filed with the U.S. Securities and Exchange Commission (“SEC”) on September 9, 2024, as updated in other filings with the SEC from time to time. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. These risks are not exhaustive and the information in this press release may be subject to additional risks. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as to the date of this press release.

For additional information regarding these various factors, you should carefully review the risk factors and other disclosures in the Company’s Form 10-K and subsequent filings with the SEC, as well as in its filings with the Australian Securities Exchange. Any forward-looking statements are given only as of the date hereof. Except as required by law, 5E expressly disclaims any obligation to update or revise any such forward-looking statements. Additionally, 5E undertakes no obligation to comment on third party analyses or statements regarding 5E’s actual or expected financial or operating results or its securities.

For further information contact:

Nathan Skown or Joseph Caminiti

Alpha IR Group

FEAM@alpha-ir.com

Ph: +1 (312) 445-2870